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                                   EXHIBIT 10


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
               BY AND BETWEEN THE COMPANY AND J. MARVIN FEIGENBAUM
                               DATED JUNE 6, 1997



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                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated the day    of June, 1997, effective the 12th day of
May, 1997, by and between NU-TECH BIO-MED, INC., a Delaware corporation maintaining its principal place of business at 55 access Road, Warwick, Rhode Island 02886 (the "Company"), and J. MARVIN FEIGENBAUM residing at 250 East 73rd Street, New York, New York 10021 (the "Executive").

         WHEREAS, the Company and Executive have entered into an Employment Agreement dated June 1, 1994, as amended and restated by Amended and Restated Employment Agreement dated September 22, 1994, and to continue through November 30, 1997 (the "Employment Agreement"); and

         WHEREAS, the Company and Executive desire to extend the term of the Employment Agreement and to restate the Employment Agreement as extended; and

         WHEREAS, the Company, through its wholly-owned subsidiary, Analytical Biosystems Corp. ("ABC"), is engaged in the specialized medical testing business, and through its majority owned subsidiary Physicians Clinical Laboratory, Inc. ("PCL") and Medical Science Institute ("MSI"), an indirect majority owned subsidiary, is engaged in the general clinical laboratory business; and

         WHEREAS, the Company desires to continue to employ the Executive for an extended term on the terms and conditions specified herein;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter stated, the parties hereto hereby agree as follows:

         1. EMPLOYMENT. The Company agrees to employ and continue to employ Executive, and the Executive hereby agrees to work for the Company during the Term (as hereinafter defined). The Executive shall be employed as the Chairman, President and Chief Executive Officer of the Company and the Chief Executive and Chief Financial Officer of ABC. The Company shall use its best efforts to cause the Executive to be elected to the Board of Directors of both the Company and ABC and a director of any wholly or partially owned subsidiary in which the Company is entitled to elect a director. In the case of the Company, best efforts shall mean the Company causing its Board of Directors to nominate the Executive to the shareholders of the Company for election to the Board of Directors of the Company; in the case of ABC or any wholly or partially owned subsidiary, best efforts shall mean the Company voting all of its
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shares of common stock in ABC or any wholly or partially owned subsidiary for the election of the Executive as a Director. The Executive agrees to serve the Company faithfully and to the best of his ability and to perform such services and duties of an executive nature in connection with the business, affairs and operations of the Company as may be reasonably and in good faith assigned or delegated to him from time to time by or under the authority of the Board of Directors of the Company and consistent with the position of Chief Executive Officer, and to use his best efforts in the promotion and advancement of the company and its welfare and business. The Executive acknowledges that the Company's present principal laboratory place of business is in Warwick, Rhode Island and that the Company maintains its principal executive offices in New York City. Executive shall perform his duties hereunder, to the extent as is or may be reasonably necessary in connection therewith, at the Company's principal executive offices; provided, however, that the Company acknowledges that Executive 's physical presence at the Company's principal business or executive offices on a daily basis throughout the term is not necessarily required, having due regard to the ability of Executive to adequately interact with the Company's principal business and executive offices, and with other employees by telephone, telefax and computer, and having further regard to the contemplated objective of implementing the Company's intended business plans and programs which may not necessarily require extended presence in either Rhode Island or New York. The Company acknowledges that the Executive shall be permitted to pursue outside business interests during the Term; the management of his personal investments; charitable work and positions on Boards of Directors of other companies, provided that such outside activities do not interfere with the performance by Executive of his duties under this Agreement. The Company specifically acknowledges that Executive is the Chairman, President and Chief Executive Officer of PCL. Such PCL employment is with the knowledge, permission and consent of the Company and is deemed by the Company to be in its best interest in view of the ownership interest of the Company in PCL. The Company recognizes that such PCL employment may require Executive to be in California for extended periods of time. Further, the Company consents and agrees to Executive being employed by such other subsidiary and sister corporations of PCL in the future.

         2.       SALARY AND OTHER COMPENSATION.

                  (a) BASE SALARY. The Executive's annual base salary for each year of the Term shall be $208,000 per annum, and shall be independent of any salary of compensation which Executive may receive from PCL. Said salary shall be payable in accordance with the employment practices of the Company generally, which currently calls for such salary to be paid in equal semi-monthly payments during each year of the Term.

                  (b) BENEFITS. The Executive will be entitled to vacation (which shall accrue and for which Executive may elect to be paid in cash for any unused portion), holiday, sick time and health insurance benefits according to the standard benefit policies applicable to other employees of the Company and to long term disability benefits of not less than 60% of Executive's Base Salary. The Company shall also obtain for the benefit of the Executive a life insurance policy providing for a death benefit of $500,000 payable to a beneficiary named and

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designated by the Executive. Executive shall further be reimbursed for cellular telephone expenses and shall be provided with reasonable office accommodations and secretarial assistance in the City of New York.

                  (c) AUTOMOBILE ALLOWANCE. The Company shall provide the Executive with an automobile allowance of $500 per month during the Term. The Company shall reimburse the Executive for the expenses incurred and paid by him for the insurance, repair, gas, maintenance and mobile telephone expenses.

                  (d) LIVING EXPENSES. So long as the Executive's principal residence shall remain outside of the State of Rhode Island, the Company shall reimburse the Executive for reasonable living expenses incurred and paid by him in connection with his residence in Rhode Island during the Term. For purposes hereof, the Executive and the Company agree that "reasonable living expenses" shall include accommodations at the Holiday Inn in Warwick, Rhode Island or equivalent accommodations. In the event Executive, on a regular basis, attends to his duties in PCL for three (3) or more days per week in California, the Company shall reimburse Executive for reasonable hotel and living expenses in New York if Executive does not maintain and reside in personal housing in New York.

                  (e) TRAVEL AND ENTERTAINMENT EXPENSES. The Company shall reimburse the Executive for reasonable travel and entertainment expenses incurred and paid by him in connection with and during the Term and in furtherance of the interests of the Company.

                  (f) WITHHOLDING. All references herein to compensation to be paid to the Executive are to the gross amounts thereof which are due hereunder. The Company shall have the right to deduct therefrom: (i) all taxes which may be required to be deducted or withheld under any provisions of the law now in effect or which may become effective any time during the term of this Agreement; and (ii) all benefits costs payable by the Company's similarly situated salaried employees.

         3.       TERM AND TERMINATION.

                  (a) TERM. The term of this Agreement shall be for a period of three (3) years commencing as of May 12, 1997 and continuing through May 11, 2000 (the "Term") unless sooner terminated in accordance with the provisions of this Section 3.

                  (b) MUTUAL CONSENT. This Agreement and the Executive's employment hereunder may be terminated at any time by the mutual consent, in writing, of the parties hereto.

                  (c) FOR CAUSE. The Executive's employment hereunder may be terminated at any time by the majority vote of the Board of Directors of the Company taken at any regular or special meeting at which the Executive has been afforded the opportunity to participate (without considering the vote of the Executive for any purpose other than for purposes of

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establishing a quorum), and shall be effective upon written notice of actual termination for cause to the Executive which, for the purposes of the foregoing, shall solely be made upon a determination made in good faith by the Company's Board of Directors, and upon written notice from the Company that Executive has committed an act of personal dishonesty intended to result in a substantial personal benefit or enrichment of the Executive at the expense of the Company.

                           Upon termination for cause as provided in this
subsection (c), the Executive shall not be entitled to receive any compensation or other benefits pursuant to this Agreement except for any compensation or benefits accrued under the terms of this Agreement that remains unpaid as of the termination date specified in the above-mentioned notice of actual termination for cause.

                  (d) WITHOUT CAUSE. The Company may, at its option, terminate this Agreement at any time without cause upon written notice to the Executive, subject to payment to Executive of a severance payment as hereinafter provided. Except as provided in subsection (i) hereof, in the event of termination without cause pursuant to this subsection (d) during the Term of this Agreement, the Executive shall be entitled to receive a severance payment equal to the sum of the amount of base salary that would otherwise be payable to the Executive for the unexpired portion of the Term plus an additional sum equal to one (1) years base salary, plus, if applicable, the amount due to the Executive pursuant to subsection (h) hereof. Such severance payments shall be paid by the Company to the Executive in a single lump sum payment within 10 days following termination.

                  (e) DEATH OF EXECUTIVE. The Executive's employment under this Agreement will terminate immediately upon his death, in which event there shall be paid to Executive's estate, as a death benefit, the remaining amount of Executive's base salary for the remainder of the Term following the date of death, payable within 10 days after notice to the Company of the appointment of a personal representative or executor.

                  (f) DISABILITY OF EXECUTIVE. In the event that the Executive shall suffer permanent and total physical or mental disability or incapacity, this Agreement may be terminated by the Company, and the Executive will be paid his accrued but unpaid salary to the date of such disability or incapacity. In the event of termination pursuant to this subsection (f), the Executive shall also be entitled to receive disability payments in the aggregate equal to his bi-weekly salary for the then-remaining Term of this Agreement, payable on the Company's normal payroll dates, provided that such disability payments shall be reduced by the amount of disability insurance proceeds, if any, payable to the Executive pursuant to any disability insurance policy provided and paid for by the Company on behalf of the Executive.

                  (g) BY EXECUTIVE FOR GOOD REASON. The Executive may, at any time, at his option, terminate this Agreement upon written notice to the Company for Good Reason. For the purpose of this subsection (g), Good Reason shall mean
(i) the material breach by the Company of its obligations under this Agreement,
(ii) the diminution of Executive's duties

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without the written consent of Executive, or (iii) the removal of Executive as a
Director of the Company or any of the Company's principal wholly owned or partially owned subsidiaries without cause or the non-election of Executive as a Director of the Company or any of the Company's principal wholly owned or partially owned subsidiaries.

                  (h) FAILURE TO RENEW. If the initial three year Term of this Agreement expires and Executive and the Company fail to agree upon mutually acceptable terms for renewal within 30 days after the date of expiration of the Term, then in such case, the Executive shall be paid a severance benefit equal to the sum of $208,000, payable in one lump sum payment within 10 days following the expiration of the Term of this Agreement.

                  (i) CHANGE OF CONTROL. Upon the occurrence of a Change of Control Transaction (as hereinafter defined) during the Term, beginning on the date of such occurrence and continuing for a period of one (1) year thereafter (the "Change of Control Period"), in the event of the first to occur of the termination of the Executive's employment for any reason other than for cause (as defined in subsection (c) hereof) or the resignation of the Executive (for any reason) during the Change of Control Period, the Executive shall be entitled to a sum equal to the balance of the base salary for the unexpired portion of the Term plus $208,000 payable in a single lump sum payment within 10 days following the date of termination or resignation as the case may be. For purposes hereof, a "Change of Control Transaction" shall mean any one of the following events:

                           (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Executive, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                           (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 25% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

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                           (iii) the stockholders of the Company approve a plan
         of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                           (iv) a majority of the current members of the Board no longer continue to serve as directors or, in the case of the resignation or removal of any current director, his successor is not elected by the remaining current directors of the Company.

         4. GRANT OF NON-QUALIFIED STOCK OPTIONS. As a further inducement to Executive to enter into this Agreement, the Company hereby ratifies the original grant to Executive of Options to purchase 150,000 shares of Common Stock of the Company, as contained in Paragraph 5 of the Employment Agreement, which is incorporated by reference herein.

         5. NONCOMPETITION AGREEMENT.

                  (a) Except as provided in the next sentence, during the Term, the Executive shall devote such time and effort to the business of the Company and is reasonably necessary to fulfill his duties. The Executive may pursue other outside business interests and activities pursuant to the terms and conditions of Section 1 hereof.

                  (b) In addition, during the Term, and for a period of one (1) year thereafter, the Executive will not, without the express written consent of a majority of the Board of Directors of the Company, engage, participate or invest in, as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization anywhere in the United States where the Company then conducts business which is engaged in the business of conducting research regarding or developing or marketing any chemotherapy sensitivity assay (which shall include any in vitro method of assessing the sensitivity of any tumor or cancer to chemotherapeutic drugs), directly or by contract, if the Executive's responsibilities on behalf of such business organization require him to be involved (whether in a supervisory, research or advisory capacity) in the business of conducting such activities services; provided that the Executive may make passive investments in an enterprise engaged in such business, the shares of ownership of which are publicly traded.

         6.       INVENTIONS; TRADE SECRETS.

                  (a) The employee understands and agrees that his employment creates a relationship of confidence and trust between him and the Company with respect to (i) all Proprietary Information (as defined below) and (ii) the confidential information of others with which the Company has a business relationship. The Executive agrees that during his employment by the Company and for a period of two (2) years after its termination, the Executive will keep in confidence and trust all such information, and will not use or disclose any such information without the written consent of the Company, except as may be necessary in the ordinary course of performing his duties to the Company. "Proprietary Information" means

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information that the Company possesses or has rights to which has commercial value in the Company's business, including, without limitation, trade secrets, product ideas, processes, formulas, designs, software, improvements, inventions, data and know-how, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts and customer lists, provided that "Proprietary Information" shall not include any such information which is generally known to the public or in the trade unless such knowledge results from a breach of this Agreement by the Executive.

                  (b)      The Executive further agrees that:

                           (i) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all trade secrets, patents, copyrights, and other rights in connection therewith. The Executive hereby assigns to the Company any rights he may have or acquire in such Proprietary Information.

                           (ii) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to the Executive by the Company or produced by him or others in connection with his employment shall be and remain the sole property of the Company. The Executive shall return to the Company all such materials and property as and when requested by the Company. Even if the Company does not so request, the Executive shall return all such materials and property upon termination of his employment for any reason, and will not take with him any such material or property or any reproduction thereof upon such termination.

                           (iii) The Executive will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, works of authorship, formulas, ideas, processes, techniques, know-how and data, whether or not patentable (collectively, "Inventions"), made or conceived, reduced to practice or learned by him, either alone or jointly with others, in the course of his employment or which is otherwise subject to Section 6(b)(iv).

                           (iv) All Inventions which the Executive conceives, develops or has developed (in whole or in part, either alone or jointly with others) during the term of his employment with the Company which relate at the time of conception or reduction to practice thereof to the actual business of the Company or to its actual research and development, or which result from any work performed by the Executive for the Company or which are developed on Company time or through the use of the Company's Proprietary Information or other resources, shall be the sole property of the Company and its assigns (and to the fullest extent permitted by law shall be deemed works made for hire), and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection

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         therewith. The Executive hereby assigns to the Company any rights he may have or acquire in such Inventions.

                           (v) With respect to Inventions described in subsection (iv) above, the Executive will assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patent, copyrights or other rights on said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. The Executive agrees that this obligation shall survive the termination of his employment, but the Company shall compensate him at a reasonable rate after such termination for time actually spent by him at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure the signature of the Executive to any document reasonably necessary or appropriate for any of the foregoing purposes, (including renewals, extensions, continuations, divisions or continuations in part), the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act for and on his behalf and instead of him, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by the Executive.

                  (c) The Executive represents that his execution of this Agreement, his employment with the Company and his performance of his proposed duties for the Company in the development of its business will not violate any obligations he may have to any former employer or any other third party, including any obligations to keep confidential any proprietary or confidential information. The Executive represents that he has not entered into, and will not enter into, any agreement which conflicts with or would, if performed by the Executive, cause him to breach this Agreement.

                  (d) In the course of performing his duties to the Company, the Executive agrees that he will not utilize any proprietary or confidential information of any former employer in any manner that would violate any obligation to which the Executive is subject.

         7.       REMEDIES.

                  (a) If the parties should disagree as to any matter at law under this Agreement, the dispute shall be arbitrated in the City of New York under the auspices of the American Arbitration Association. The party desiring arbitration shall serve upon the other party by certified mail, return receipt requested, a written demand that the dispute by submitted to arbitration. Each party shall pay one-half the fees and expenses of the arbitrator appointed pursuant to the procedures of the American Arbitration Association. The decision or the arbitrator shall be binding upon the parties. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. Refusal of either party to participate in

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binding arbitration concerning any disagreement of the provisions hereunder shall be considered a breach of this Agreement.

                  (b) The Executive recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions and provisions of Sections 5 or 6 of this Agreement (either actual or threatened) by the Executive, the Company's remedies at law may be inadequate. Accordingly, Executive agrees that in such event, the Company shall have the right to specific performance and/or injunctive relief directly through judicial process without proceeding to arbitration under Section 7(a) in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

         8. SURVIVAL. The covenants and agreements contained in Section 5 and 6 hereof shall notwithstanding termination of the Executive's employment.

         9. RESTRICTION OF ALIENATION. The payments which shall become due and payable to the Executive or his estate under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. Such payments shall not in any manner be liable or subject to the Executive's debts, contracts, liabilities, engagements or torts.

         10. AGREEMENT BINDING ON SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors, and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective assigns any rights or remedies under or by this Agreement.

         11. NOTICES. All notices, requests, waivers, demands, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if mailed, exclusive of the date of deposit in the U.S. mail, postage prepaid by certified or registered mail, return receipt requested, as follows:

                  (a)   To the Executive:            J. Marvin Feigenbaum
                                                     250 East 73rd Street
                                                     New York, New York 10021

                  (b)   To the Company:              Nu-Tech Bio-Med, Inc.
                                                     55 Access Road
                                                     Warwick, Rhode Island 02886
                                                     Attn: Corporate Secretary

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Any such written notice shall be effective upon receipt, but not later than four
(4) days after the deposit with the U.S. Postal Service. Either party may change such address by notice to the other party. Any other written notice shall be effective upon receipt by the respective party.

         12. ENTIRE AGREEMENT; MODIFICATION. This Agreement represents the entire agreement between the parties, and no other prior written or oral representation or understanding shall have any further force or effect. This Agreement may be modified only by a subsequent writing signed by all parties hereto.

         13. SEPARABILITY. The invalidity of any section or subsection hereof shall not affect the validity of any other section or subsection hereof.

         14. WAIVERS. The failure of any of the parties to this Agreement to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach, hereunder.

         15. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered to be an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                                           NU-TECH BIO-MED, INC.



                                           By /s/ DAVID STERLING
                                              ----------------------------------
                                              Title: Secretary



                                               /s/ J. MARVIN FEIGENBAUM
                                               --------------------------------
                                               J. MARVIN FEIGENBAUM (Executive)







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